EXHIBIT 10.11

LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease") is made and entered into this 22nd of May, 2012 (the "Effective Date"), between 150 Northwest Point LLC, a Delaware limited liability company ("Landlord"), and American Service Insurance Company, Inc., an Illinois corporation ("Tenant").

WITNESSETH:

1. Leased Premises, Shared Areas and Term

A. Leased Premises.

In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions, and covenants hereof, Landlord hereby demises and Leases to Tenant, and Tenant hereby accepts and Leases from Landlord, the following described space, to wit: approximately 30,552 rentable square feet as shown and outlined on the plan attached hereto as Exhibit A (the "Leased Premises") on the third floor, located in the building commonly known as 150 Northwest Point Boulevard (the "Building"), situated on the real property described in Exhibit B attached hereto (the "Property") which is part of a development in the Park at Northwest Point, Elk Grove Village, Illinois (the "Development"). The Leased Premises shall be occupied and used exclusively for general office purposes and for legal purposes incidental thereto and shall not be used for any other purpose.

B. Shared Areas.

Tenant shall have the right to use certain Shared Areas (as hereinafter defined) upon reasonable notice to Landlord, but only to the extent Landlord keeps in place said Shared Areas in the Building and subject to terms and conditions contained herein. "Shared Areas" shall mean those certain areas on the first floor of the Building as may be designated from time to time by Landlord for Tenant's shared use, which as of the Effective Date shall include one conference room, a training room, two smaller training areas, the deli area, a mailroom, and a restroom/shower/locker areas, all as located on the first floor of Building. Landlord may remove any areas from the Shared Areas upon written notice to Tenant, provided that Tenant shall be entitled to use the deli area to satisfy its obligations under the Deli Contract (as hereinafter defined) until the Contract Assumption Date. Furthermore, Tenant's right to use the conference room, training room and training areas or any similar areas as may be designated by Landlord, shall be subject to the following conditions: (i) Tenant shall have requested use of such area by delivering written notice to Landlord within a reasonable period in advance of the date Tenant requested to use such area, (ii) such requested area shall not be reserved by Landlord or another tenant at such time or otherwise needed by Landlord at such time, and (iii) Tenant shall clean such area after its use and repair any damage to the area, furnishing or other personal property located therein to a condition that existed prior to Tenant's use of such area.

Tenant agrees to continue maintain the Food Services Management Agreement dated January 1, 2012 by and between Tenant and Aramark Corporation for the operation of the deli on the first floor of the Building (the "Aramark Contract") at Tenant's sole cost and expense from the Effective Date until such date (the "Contract Assumption Date") which is the earlier to occur of (a) the date Landlord moves a substantial portion of its business operations to the Building, or (b) December 31,2012. Upon the Contract Assumption Date, Tenant shall assign and Landlord agrees to assume the Aramark Contract, provided that Tenant is not in default under any of the terms of the Aramark Contract. Notwithstanding the foregoing, Landlord shall have the right to terminate Aramark Contract at anytime after the Contract Assumption Date. For the purposes of this paragraph a "substantial portion" shall mean more than 200 employees. During the term of the Aramark Contract or any replacement contract for deli services at the Building (collectively, the "Deli Contract"), Landlord, Tenant and any other tenants in the Building that utilize the food services provided under the Deli Contract (the "Participating Tenants") shall share in the monthly costs of the Deli Contract (the "Shared Deli Contract Costs") incurred by (y) Tenant up and until and Contract Assumption Date and (z) Landlord from and after the Contract Assumption Date in accordance with the terms of this paragraph, unless such costs are a result of a default by Landlord or Tenant, which costs shall paid solely by the party that caused any such default thereunder. Landlord's share of the Shared Deli Contract Costs shall be equal to the percentage calculated by dividing number of employees of Landlord in occupancy of the Building on the first day of the month for which the Shared Deli Contract Costs are incurred by the total number of employees of Landlord, Tenant and Participating Tenants that are in occupancy on the first day of the same month. Tenant's share of the Shared Deli Contract Costs shall be equal to the percentage calculated by dividing number of employees of Tenant in occupancy of the Building on the first day of the month for which the Shared Deli Contract Costs are incurred by the total number of employees of Landlord, Tenant and the Participating Tenants that are in occupancy of the Building on the first day of the same month. The party that is then responsible for the payment of the Share Deli Contract Costs shall timely pay the same and shall send a copy of the invoice to the other party, which shall pay its percentage share of the Shared Deli Contract Costs within fifteen (15) days after receipt of the invoice for the same. Landlord or Tenant within five (5) days after the request of the other shall advise the requesting party of the total number of its employees that are in occupancy of the Building on the first day of the month in question. The party responsible for paying the Shared Deli Contract Costs shall also make arrangements to obtain headcount information from the Participating Tenants.

C. Term.

TO HAVE AND TO HOLD the same for a term of sixty (60) months commencing on the Effective Date, and ending on the date five (5) years after the Effective Date ("Term") unless terminated or extended pursuant to any provision hereof. Tenant acknowledges that no representations as to the repair of the Leased Premises, nor promises to alter, remodel or improve the Leased Premises have been made by Landlord, unless such are expressly set forth in this Lease.

D. Moving Allowance.

On the Effective Date, Landlord shall pay Tenant $7,670 as a cash moving allowance. Within fifteen (15) days after Tenant's receipt of Landlord's written notice, Tenant agrees to move all equipment, furnishing and other personal property from the first floor mail and copy center to the Leased Premises. Tenant shall repair any damage to the Building caused by moving such equipment.

E. Condition of Leased Premises.

The taking of possession by Tenant shall be deemed conclusively to establish that the Building, other improvements, and the Leased Premises are in good and satisfactory condition as of when possession was so taken (except for such items as Landlord is permitted to complete at a later date, which items shall be specified by Landlord to Tenant in writing).

2. Rent

A. Annual Rent and Security Deposit.

i.     Tenant agrees to pay to Landlord for the Leased Premises in lawful money of the United States rent for the first twelve (12) months of the Term equal annual rent equal to $641,592 ("Annual Rent"), (which is equal to $21.00 per rentable square feet) payable in equal monthly installments, in advance, on the first day of the month of each month of the Term, except that the monthly installment which otherwise shall be due on the commencement date recited above, shall be due and payable on the date hereof. Provided that Tenant's is not in default of its obligations hereunder, the monthly rent for the first five (5) months of the Term shall abate. Notwithstanding the foregoing, during such abatement period, Tenant will be responsible for its share of electricity pursuant to Paragraph 3 below and any Additional Rent (as hereinafter defined) as may be due during such period. Beginning with the sixth (6th) month of the Term, each monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the commencement date; further provided, that the rental payment for any fractional calendar month at the commencement or end of the Lease term shall be prorated. The Annual Rent shall increase by three percent (3%) per year on the first anniversary of the Effective Date and on each such succeeding anniversary of the Effective Date during the Term.

ii. In addition, Tenant agrees to deposit with Landlord on the date hereof a standby, irrevocable, transferable letter of credit in favor of Landlord, in form and substance substantially similar to the form attached hereto as Exhibit C and otherwise acceptable to Landlord, in the amount of $485,000 (the "Letter of Credit"), issued by a U.S. financial institution reasonably acceptable to Landlord, which shall be maintained for the duration of the lease or until such earlier time as determined by Landlord in its sole discretion, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. The term of the Letter of Credit should extend to the date which is 60 days of the expiration of Term. Notwithstanding the foregoing, if for any reason the Letter of Credit shall terminate prior to such time, Tenant shall deliver to Landlord a replacement Letter of Credit at least thirty (30) days prior to the expiration of the current Letter of Credit. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by any event of Tenant's default; and Tenant shall deliver to Landlord on demand a new or re-issued Letter of Credit in the full amount required hereby. In addition, if Tenant fails to deliver to Landlord a replacement Letter of Credit at least thirty (30) days prior to the expiration of the current Letter of Credit as required hereunder, then Landlord shall be entitled to draw down the entire Letter of Credit as a cash security deposit, held to secure Tenant's obligations under this Lease.

In the event of a default resulting in Landlord drawing down on this letter of credit, any remaining balance not required to remedy said default shall be returned by Landlord to Tenant at such time after termination of this Lease when Landlord shall have determined that all Tenant's obligations under this Lease have been fulfilled.

Within thirty (30) days after Tenant's delivery of the Letter of Credit and an invoice evidencing full payment of the cost of the same, Landlord shall pay to Tenant an amount equal to the lesser of (i) one-half of the service fee charge by the issuing bank for the issuance the Letter of Credit, or (i) six thousand dollars ($6,000). Notwithstanding the foregoing, Landlord shall have the right at any time by delivering written notice to Tenant, to permit Tenant to reduce the total amount of the Letter of Credit to $320,796 and in such event, Landlord's obligation to pay Tenant shall be reduced to an amount equal to the lesser of (i) one-quarter of the service fee charge by the issuing bank for the issuance the Letter of Credit, or (i) one thousand six hundred dollars ($1,600).

B. Additional Rent. "Additional Rent" shall mean any other amounts due by Tenant to Landlord hereunder, including without limitation charges for Taxes, Operating Costs, and Data Center Costs, payable pursuant to Sections 23, 24 and 25 hereof. "Rent" shall mean Annual Rent and Additional Rent.

3. Electric Service

To the extent Tenant is not billed directly by a public utility, Tenant shall pay, upon demand, as Additional Rent, for all electricity used by Tenant in the Leased Premises for lighting, convenience outlets, and other direct uses, an amount, as reasonably estimated by Landlord from time to time, which Tenant would pay for such electricity if the same were separately metered to the Leased Premises by the local electric utility provider(s) and billed to Tenant at such utility provider(s)' then current rates. Initially, Tenant shall pay Tenant's proportionate share (as defined in Section 21 hereof) of the total electrical charges for the Building, provided that Landlord may (but shall have no obligation to) (i) install a separate electric meter for all or any portion of the Leased Premises and in such event Tenant shall pay metered amount directly to the electric utility provider(s), or (ii) engage an MEP engineer or electrical contractor ("Electrical Contractor") to determine Tenant's usage of electricity and allocate Tenant's usage as a percentage of the total usage for the portions of the Property on the same meter as Tenant, and Tenant shall pay the percentage of total electricity charges as determined by the Electrical Contractor. Tenant shall furnish, at its own expense, all electric light bulbs, tubes and ballasts. Tenant will not without the written consent of Landlord use any apparatus or device in the Leased Premises which will in anyway increase its usage beyond the amount of electricity which Landlord determines to be commercially reasonable for use of the Leased Premises as general office space, nor connect with electric current (except through existing electrical outlets in the Leased Premises) any apparatus or device for the purpose of using electric current. If Tenant shall require electric current in excess of that which is reasonably obtainable from existing electric outlets and normal for use of the Leased Premises as general office space, then Tenant shall first procure the consent of Landlord (which consent will not be unreasonably withheld). Tenant shall pay all costs of installation of all facilities necessary to furnishing such excess capacity and for such increased electricity usage. As used herein, "local utility provider" shall include any and all public utility companies and/or private utility providers (including resellers) that charge for providing electrical service to the Building.

Interruptions of any service shall not be deemed an eviction or disturbance of Tenants use and possession of the Leased Premises or any part thereof, or render Landlord liable for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease.

4. Alterations

All improvements and alterations to the Leased Premises to be made by Tenant shall be installed at the cost and expense of Tenant (which cost shall be payable on demand by Landlord as additional rent), but only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and only by Landlord or by contractors and subcontractors approved in writing by Landlord (which approval shall not be unreasonably withheld). In connection with any request for an approval of alterations by Tenant, Landlord may retain the services of an architect and/or engineer and Tenant shall reimburse Landlord for the reasonable fees of such architect and/or engineer. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, improvements and partitions erected by Tenant made after Lease Commencement and restore the Leased Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Leased Premises; provided, however, that, if at such time Landlord so elects, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Leased Premises and title shall pass to Landlord under this Lease as by a bill of sale. All such removals and restoration shall be accomplished in a good workmanlike manner by contractors approved in writing by Landlord so as not to damage the primary structure or structural qualities of the Building. All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all governmental laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall require to assure payment of the costs thereof and to protect Landlord against any loss from any mechanics', laborers', materialmen's or other liens.

As of the Effective Date, Tenant shall be allowed to maintain its signage located on the North side of the exterior of the building as well as interior signs in the first and third floor lobbies, provided that (i) any and all costs to maintain said signs will be paid solely by Tenant, and (ii) upon not less than thirty (30) days notice, Tenant shall at its sole cost and expense remove the exterior sign from the Building and repair any and all damage to the Building caused by such removal. In the event Landlord is installing exterior signage at the time it delivers notice to Tenant to remove its sign, Landlord agrees to pay one-half of the cost of the lift required for the removal of Tenant's sign. Upon the expiration of this Lease, any remaining signs will be removed by Tenant at Tenant's sole expense and shall remain the property of Tenant. Except as expressly set forth herein, Tenant shall have no right to install any signage on the Property or the interior or exterior of the Building.

5. Service

A. Landlord agrees to furnish Tenant, while occupying the Leased Premises, water, hot, cold and refrigerated, at those points of supply provided for general use of tenants; heated and refrigerated air conditioning in season at such times as Landlord normally furnishes these services to all tenants of the Building (including 9 AM to 1 PM on Saturday), and at such temperatures and in such amounts as are in accordance with any applicable statutes, rules or regulations and are considered by Landlord to be standard, such service at other times and on Saturday (except for 9 AM to 1 PM), Sunday, and holidays to be optional on the part of Landlord (Landlord hereby reserves the right to charge Tenant for any such optional service requested by Tenant on such basis as Landlord, in its sole discretion, determines); janitor service to the Leased Premises on weekdays other than holidays and such window washing as may from time to time in Landlord's judgment be reasonably required; operatorless passenger elevators for ingress and egress to the floor on which the Leased Premises are located, provided Landlord may reasonably limit the number of elevators to be in operation on Saturdays, Sundays, and holidays; but failure to any extent to furnish or any stoppage or interruption of these defined services, resulting from any cause, shall not render Landlord liable in any respect for damages to any person, property, or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Whenever heat generating machines or equipment are used by Tenant in the Leased Premises which affect the temperature otherwise maintained by the air conditioning equipment, Landlord reserves the right to install supplementary air conditioning units in the Leased Premises (or for the use of the Leased Premises) and the expense of such purchase, installation, maintenance, and repair shall be paid by Tenant upon demand as additional rent. Tenant shall have access to the Building and Premises seven (7) days a week, twenty four (24) hours a day, three hundred sixty five (365) days a year, subject to the terms and conditions hereof.

6. Use of Premises

A. Tenant will not occupy or use, nor permit any portion of Leased Premises to be occupied or used, for any business or purpose other than that described above or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous on account of fire, nor permit anything to be done which will render void or in any way increase the rate of fire insurance on the Building or its contents, and Tenant, shall immediately cease and desist from such use, paying all costs and expenses resulting therefrom.

B. Tenant shall at its own cost and expense promptly obtain any and all licenses and permits necessary for any permitted use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use and its occupancy of the Leased Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Leased Premises, all at Tenant's sole expense. If, as a result of any change in the governmental laws, ordinances, and regulations, the Leased Premises must be altered to lawfully accommodate Tenant's use and occupancy, such alterations shall be made only with the consent of Landlord, but the entire cost shall be borne by Tenant; provided, that, the necessity of Landlord's consent shall in no way create any liability against Landlord for failure of Tenant to comply with such laws, ordinances and regulations.

C. Tenant will maintain the Leased Premises (including all fixtures installed by Tenant, water heaters within the Leased Premises and plate glass) in good repair, reasonable wear and tear excepted, and in a clean and healthful condition, and comply with all laws, ordinances, orders, rules, and regulations (state, federal, municipal, and other agencies or bodies having any jurisdiction thereof) with reference to condition, or occupancy of the Leased Premises. Any repairs or replacements shall be with materials and workmanship of the same character, kind and quality as the original. Tenant will not, without the prior written consent of Landlord, paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the Leased Premises.

D. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy, or disturb other tenants or Landlord in the management of the Building.

E. Tenant shall pay upon demand as additional rent the full cost of repairing any damage to the Leased Premises, Building or related facilities resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of Tenant's business activities or resulting from Tenant's default hereunder.

F. Tenant and Tenant's agents, employees, and invitees will comply fully with all rules and regulations of the Development, the Building, parking area and related facilities which Landlord may establish from time to time. Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such reasonable manner as may be deemed advisable for the safety, care, and cleanliness of the

Building or the Development and for the preservation of good order therein. Copies of all rules and regulations, changes, and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by Tenant's employees, servants, agents and visitors.

G. Tenant shall have access to any parking spaces designated for the Building on a first come, first service for its employees and invitees, provided that it shall not be entitled to use more parking spots than Tenant's parking share (as hereinafter defined). "Tenant's parking share" is the total number of parking spots determined by dividing the square footage of the Leased Premises by 250 (which as of the date of the Lease equals 122 parking spots). Notwithstanding the foregoing, Landlord shall have the right to designate certain parking spaces for the exclusive use by Landlord, its employees and invitees, provided that if Landlord designates more than twenty-five (25) parking spaces for its exclusive use then Tenant shall be entitled to a number of reserved parking spaces equal to Tenant's Share of Excess Reserved Spaces. "Tenant's Share of Excess Reserved Space" shall mean a number of reserved parking spaces on the Property equal to Tenant's proportionate share of the amount that Landlord's total number of reserved parking spaces exceeds twenty-five (25).
H. At termination of this Lease, upon its expiration or otherwise, Tenant shall deliver up the Leased Premises with all improvements located thereon (except as herein provided) in good repair and condition, reasonable wear and tear excepted, broom clean and free of all debris.

7. Inspections

Landlord shall have the right to enter the Leased Premises at any reasonable time upon prior notice to Tenant (which may be oral notice), for the following purposes: (i) to ascertain the condition of the Leased Premises; (ii) to determine whether Tenant is diligently fulfilling Tenant's responsibilities under this Lease; (iii) to clean and to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease; or (iv) to do any other act or thing which Landlord deems reasonable to preserve the Leased Premises and the Building. During the six (6) months prior to the end of the term hereof and at any time Tenant is in default hereunder, Landlord shall have the right to enter the Leased Premises at any reasonable time during business hours for the purpose of showing the premises. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating and shall arrange to meet with Landlord for a joint inspection of the Leased Premises. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

8. Assignment and Subletting

A. Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Leased Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Leased Premises by anyone other than Tenant, without the prior written consent of Landlord, and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented (which consent shall not be unreasonably withheld). In the event Tenant desires to sublet the Leased Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. In no event may Tenant sublet, nor will Landlord consent to any sublease of, all or any portion of the Leased Premises if the rent is determined in whole or in part based upon the income or profits derived by the sub-lessee (other than a rent based on a fixed percentage or percentages of receipts or sales). Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of his Lease. Upon the occurrence of an "event of default" (as hereinafter defined), if the Leased Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. Tenant shall pay to Landlord, on demand, a reasonable service charge for the processing of the application for the consent and for the preparation of the consent. Such service charge shall be collectible by Landlord only where consent is granted by Landlord.

B. In addition to, but not in limitation of, Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Leased Premises, to recapture the portion of the Leased Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within thirty (30) days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Leased Premises pursuant to this paragraph, the term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the term hereof. If Landlord recaptures under this paragraph only a portion of the Leased Premises, the rent during the unexpired term shall abate proportionately based on the rent contained in this Lease as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Leased Premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant. In the event of the recapture of a portion of the Leased Premises by Landlord pursuant to the terms of this paragraph, Tenant shall pay all costs associated with the separation of the recaptured premises from the portion not recaptured, including, but without limitation, the cost of all demising partitions, changes in lighting and HVAC distribution systems and all reasonable architectural and/or engineering fees.

C. Any assignment or subletting by Tenant pursuant to subparagraph 8A of all or any portion of the Leased Premises, or termination of the Lease for a portion of the Leased Premises pursuant to subparagraph 8B, shall automatically operate to terminate each and every right, option, or election, if any exist, belonging to Tenant, including by way of illustration, but not limitation, any option to expand its premises or to extend or renew the term of Tenant's Lease for all or any portion of the Leased Premises -i.e. such rights and options shall cease as to both space sublet or assigned and as to any portion of the original Leased Premises retained by Tenant.

D. For the purposes of this Section 8 an assignment shall be deemed to include (without limitation) (i) the sale or transfer of more than thirty-three percent (33%) of the direct ownership interest of Tenant, (ii) the sale, assignment or transfer of a substantial portion of the assets of Tenant, or (iii) any merger or consolidation of Tenant with any entity, and shall require Landlord's consent in accordance with subparagraph 8A hereof.

9. Fire and Casualty Damage

A. If the Building, improvements, or Leased Premises are rendered partially or wholly untenantable by fire or other casualty, and if such damage cannot, in Landlord's reasonable estimation, be materially restored within ninety (90) days of such damage, then Landlord may, at its sole option, terminate this Lease as of the date of such fire or casualty. Landlord shall exercise its option provided herein by written notice within sixty (60) days of such fire or other casualty. For purposes hereof, the Building or Leased Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Leased Premises for the purpose for which it was then being used.

B. If this Lease is not terminated pursuant to Paragraph 9A, then Landlord shall proceed with all due diligence to repair and restore the Building, improvements or Leased Premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the term exclusive of any option which is unexercised at the date of such damage).

C. If this Lease shall be terminated pursuant to this Paragraph 9, the term of this Lease shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the term hereof. If this Lease shall not be terminated by Landlord pursuant to this Paragraph 9 and if the Leased Premises is untenantable in whole or in part following such damage, the rent payable during the period in which the Leased Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and material restoration within one hundred fifty (150) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the term hereof; provided however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in or about the Leased Premises by Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Leased Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

D. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises, Building or Property requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the term hereof.

E. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire, extended coverage perils, vandalism or malicious mischief, sprinkler leakage or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building in which the Leased Premises is located; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra cost, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor's insurance.

F. In the event of any damage or destruction to the Building or the Leased Premises by any peril covered by the provisions of this Paragraph 9, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant or his licensees from such portion or all of the Building or the Leased Premises as Landlord shall request and Tenant hereby indemnifies and holds Landlord harmless from any loss, liability, costs, and expenses, including attorney's fees, arising out of any claim of damage or injury as a result of any alleged failure to properly secure the Leased Premises prior to such removal and/or such removal.

10. Liability

Landlord shall not be liable for and Tenant will indemnify and hold Landlord harmless from any loss, liability, costs and expenses, including attorney's fees, arising out of any claim of injury or damage on or about the Leased Premises caused by the negligence or misconduct or breach of this Lease by Tenant, its employees, subtenants, invitees or by any other person entering the Leased Premises or the Building or Development under express or implied invitation of Tenant or arising out of Tenant's use of the Leased Premises. Landlord shall not be liable to Tenant or

Tenant's agents, employees, invitees or any person entering upon the Development in whole or in part because of Tenant's use of the Leased Premises for any damage to persons or property due to condition, design, or defect in the Building or its mechanical systems which may exist or occur, and Tenant assumes all risks of damage to such persons or property. Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond control of Landlord, or for any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's willful acts or gross negligence. Tenant shall procure and maintain throughout the term of this Lease a commercial general liability policy of insurance and a property policy of insurance, each in form and substance satisfactory to Landlord, at Tenant's sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Leased Premises; (ii) the condition of the Leased Premises; (iii) Tenant's operations in and maintenance and use of the Leased Premises; and (iv) Tenant's liability assumed under this Lease; the limits of such policies to be in the amount of not less than $1,000,000 per occurrence and $2,000,000 aggregate liability in respect of injury to persons (including death) and in the amount of not less than $1,000,000 per occurrence and $2,000,000 aggregate in respect of property damage or destruction, including loss of use thereof. Such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. A certified copy of such policies (including additional insured endorsements naming Landlord and any other designee of Landlord as an additional insured), together with receipt evidencing payment of the premium, shall be delivered to Landlord prior to the commencement date of this Lease. Not less than thirty (30) days prior to the expiration date of such policy, a certified copy of a renewal thereof (bearing notations evidencing the payment of the renewal premium) shall be delivered to Landlord. Such policy shall further provide that not less than thirty (30) days' written notice shall be given to Landlord before such policy may be canceled or changed to reduce the insurance coverage provided thereby.

11. Condemnation

A. If any substantial part of the Building, improvements, or Leased Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Building or Leased Premises for the purpose for which it is then being used, this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the term hereof.

B. If part of the Building, improvements, or Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Building, improvements, and Leased Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all the circumstances.

C. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for Tenant's loss of its leasehold interest, the right to such award being hereby assigned by Tenant to Landlord.

12. Holding Over

Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Leased Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (i) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental (or daily rental under (ii) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as Additional

Rent, be equal to one hundred fifty percent (150%) of the Rent being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365 day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Leased Premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.

13. Quiet Enjoyment

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Leased Premises for the term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

14. Default

A. Tenant's Default. Tenant shall be in default under this Lease if:

i. Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) days from the date such payment was due; or

ii. Tenant shall fail to comply with any term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within twenty (20) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant; or

iii. Tenant shall abandon or vacate any substantial portion of the Leased Premises and cease to pay rent; or

iv. Tenant shall fail to vacate the Leased Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only; or

v. The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant; or

vi. Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof; or

vii. A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant a bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

B. Landlord's Remedies. Upon the occurrence of any of such events of default described in Paragraph 14 hereof or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

i. Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease;

ii. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Leased Premises in such event with or without process of law and to repossess Landlord of the Leased Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Leased Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law;

iii. Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus the sum of (i) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Leased Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subparagraph (d) relating to recovery of the Leased Premises, preparation for reletting and for reletting itself), and (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant;
iv.    (1) Upon any termination of Tenant's right to possession only without termination of the Lease, Landlord may, at Landlord's option, enter into the Leased Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph (b) above, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, hereunder for the full term. In any such case Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the entire amount of the rent, including any amounts treated as additional rent hereunder, for the residue ofthe stated term hereof plus any other sums provided herein to be paid by Tenant for the remainder of the Lease term;

(2)     Landlord may, but need not, relet the Leased Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Leased Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Leased Premises as a part of a larger area, and the right to change the character or use made of the Leased Premises). If Landlord decides to relet the Leased Premises or a duty to relet is imposed upon Landlord by law, Landlord and Tenant agree that Landlord shall only be required to use the same efforts Landlord then uses to Lease other properties Landlord owns or manages (or if the Leased Premises is then managed for Landlord, then Landlord will instruct such manager to use the same efforts such manager then uses to Lease other space or properties which it owns or manages); provided, however that Landlord (or its manager) shall not be required to give any preference or priority to the showing or teasing of the Leased Premises over any other space that Landlord (or its manager) may be leasing or have available and may place a suitable prospective tenant in any such available space regardless of when such alternative space becomes available; provided, further that Landlord shall not be required to observe any instruction given by Tenant about such reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness acceptable to Landlord, Leases the entire Leased Premises, agrees to use the leased premises in a manner consistent with the Lease and Leases the Leased Premises at the same rent, for no more than the current term and on the same other terms and conditions as in this Lease without the expenditure by Landlord for tenant improvements or broker's commissions. In any such case, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Leased Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any broker's commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining term hereof, together with the costs of repairs, alterations, additions, redecorating, and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including attorney's fees and broker's commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover sums failing due under this section from time to time;

v. Landlord may, at Landlord's option, enter into and upon the Leased Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease;

vi. Any and all property which may be removed from the Leased Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Leased Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

In the event Tenant fails to pay any installment of rent, including any amount treated as additional rent hereunder, or other sums hereunder as and when such installment or other charge is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment or other charge overdue in any month and five percent (5%) each month thereafter until paid in full to help defray the additional cost to Landlord for processing such late payments, and such late charge shall be additional rent hereunder and the failure to pay such late charge within ten (10) days after demand therefor shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Leased Premises, and no agreement to terminate this Lease or accept a surrender of said premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment ofrental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any attorney's fees so incurred.

Without limiting the foregoing, Tenant hereby: (i) expressly waives any right to trial by jury; and (ii) expressly waives the service of any notice under any existing or future law of the State of Illinois applicable to landlords and tenants.

Tenant hereby constitutes and irrevocably appoints any attorney of any court to be the true and lawful attorney of Tenant, and, in the name, place and stead of Tenant, to appear for and on behalf of Tenant in any court of record at any time in any suit or suits brought against Tenant for the enforcement of any right hereunder by Landlord, to waive the issuance and service of process and trial by jury, and, from time to time, to confess judgment or judgments in favor of Landlord and against Tenant for any rent, including any amounts treated as additional rent hereunder, other charges, and interest thereon due hereunder by Tenant to Landlord and not paid and for costs of suit and for a reasonable attorney's fee in favor of Landlord to be fixed by the court, and to release all errors that may occur or intervene in such proceedings, including the issuance of execution upon any such judgment, and to stipulate that no appeal shall be prosecuted from such judgment or judgments, or that no proceedings in chancery or otherwise shall be filed or prosecuted to interfere in any way with the operation of such judgment or judgments, or of any execution issued thereon or with any supplemental proceedings taken by Landlord to collect the amount of any such judgment or judgments, and to consent that execution on any judgment or decree in favor of Landlord and against Tenant may issue forthwith.

15. Landlord's Lien

In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Leased Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph 16 at public or private sale upon five (5) days' notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

16. Mortgages

Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a first lien or charge upon the Property, or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any such mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage, as may be the case.

17. Landlord's Liability

In no event shall Landlord's liability for any breach of this Lease exceed the amount of rental then remaining unpaid for the then current term (exclusive of any renewal periods which have not then actually commenced). This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event.

18. Mechanics and Other Liens

Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Leased Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this Lease. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Leased Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Leased Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, liability, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Leased Premises or under the terms of this Lease. Tenant will not permit any mechanic's lien or liens or any other liens which may be imposed by law affecting Landlord's or its mortgagees' interest in the Leased Premises or the Building to be placed upon the Leased Premises or the Building arising out of any action or claimed action by Tenant, and in case of the filing of any such lien Tenant will promptly pay same. If any such lien shall remain in force and effect for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Tenant to Landlord and shall be paid to Landlord immediately on rendition of bill therefor. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien in good faith and with all due diligence so long as any such contest, or action taken in connection therewith, protects the interest of Landlord and Landlord's mortgagee in the Leased Premises, and Landlord and any such mortgagee are, by the expiration of said twenty (20) day period, furnished such protection, and indemnification against any loss, liability, cost or expense related to any such lien and the contest thereof as are satisfactory to Landlord and any such mortgagee.

19. Notices

Any notice pursuant to this Lease shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, (d) legible facsimile transmission or (e) email transmission, in each case sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile or email transmission, as of the date of the transmission provided that such transmission is received by the intended addressee prior to 5:00 p.m. Chicago, Illinois time (and any transmission received from and after 5:00p.m., Chicago, Illinois time, shall be deemed received on the next business day). Notices given by Landlord's or Tenant's attorneys identified below shall be deemed to have been given by Landlord or Tenant, as the case may be. Unless changed in accordance with this Paragraph 19, the addresses for notices given pursuant to this Lease shall be as follows:

If to Tenant:
American Service Insurance Company, Inc.
c/o Atlas Financial Holdings, Inc.
150 Northwest Point Boulevard
Elk Grove Village, IL 60007
Attention: Scott Wollney
Fax No.: (847) 228-2580
Email: swollney@atlas-fin.com

with a copy to:
DLA Piper LLP (US)
203 North LaSalle Street, Suite 190

Chicago, Illinois 60601
Attention: Kimberlie Pearlman, Esq.
Fax No.: (312) 251-2162
Email: kimberlie.pearlman@dlapiper.com

If to Landlord:
150 Northwest Point LLC
c/o Topco Associates LLC
7711 Grosse Point Road
Skokie, IL 60077
Attention: Thomas Frey
Fax No.: (847) 676-5634
Email: tfrey@topco.com

with a copy to:
K&L Gates LLP
70 West Madison, Suite 3100
Chicago, Illinois 60602
Attention: Lawrence A. Eiben
Fax No.: (312) 827-1268
Email: larry.eiben@klgates.com

20. Miscellaneous

A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise expressly provided herein. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord's grantee or Landlord's successor shall upon such assignment, become "Landlord" hereunder, thereby freeing and relieving the grantor or assignor of all covenants and obligations of "Landlord" hereunder; provided, however, that no successor Landlord shall be responsible for the return of any security deposit provided for pursuant to Paragraph 2ii unless such successor receives the deposit. Tenant agrees to furnish promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease. Nothing herein contained shall give any other Tenant in the Building of which the Leased Premises is a part any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein.

C. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof.

D. Tenant shall at anytime and from time to time within ten (10) business days after written request from Landlord execute and deliver to Landlord or any prospective Landlord or mortgagee or prospective mortgagee a sworn and acknowledged estoppel certificate, in form reasonably satisfactory to Landlord and/or Landlord's mortgagee or prospective mortgagee certifying and stating as follows: (i) this Lease has not been modified or amended (or if modified or amended, setting forth such modifications or amendments); (ii) this Lease (as so modified or amended) is in full force and effect (or if not in full force and effect, the reasons therefor); (iii) Tenant has no offsets or defenses to its performance of the terms and provisions of this Lease, including the payment of rent (or if there are any such defenses or offsets, specifying the same); (iv) Tenant is in possession of the Leased Premises if such be the case; (v) if an assignment of rents or Leases has been served upon Tenant by a mortgagee or prospective mortgagee, Tenant has received such assignment and agrees to be bound by the provisions thereof; and (vi) any other accurate statements reasonably required by Landlord or its mortgagee or prospective mortgagee. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant hereby irrevocably appoints Landlord or if Landlord is a trust, Landlord's beneficiary, as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such ten (10) business day period and such certificate as signed by Landlord or Landlord's beneficiary, as the case may be, shall be fully binding on Tenant, if Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord or Landlord's beneficiary, as the case may be, on behalf of Tenant.

E. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to taxes and Operating Costs and all obligations concerning the condition of the premises. Upon the expiration or earlier termination of the term hereof, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary: (i) to repair and restore the Leased Premises as provided herein; and (ii) to discharge Tenant's obligation for unpaid taxes, Operating Costs or other amounts due Landlord, if any. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this subparagraph 21F.

G. If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease contract a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

H. Submission of this Lease shall not be deemed to be a reservation of the Leased Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and Lease the Leased Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery of possession of the Leased Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by subparagraph 2B hereof, the first month's rent as set forth in subparagraph 2A hereof, and any sum owed pursuant to Paragraph 5 hereof.

I. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of Landlord.

J. Each of the parties (i) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease; and (ii) indemnifies and holds the other harmless from any and all losses, liability, costs or expenses (including attorneys' fees) incurred as a result of an alleged breach of the foregoing warranty.

21. Substitution of Premises

At any time after date of execution of this Lease, Landlord may substitute for the Leased Premises, other premises in the Development (the "new premises"), in which event the new premises shall be deemed to be the Leased Premises for all purposes under this Lease, provided: (i) the new premises shall be substantially similar to the Leased Premises in square footage and appropriateness for the use of Tenant's purposes; (ii) if Tenant is then occupying the Leased Premises, Landlord shall pay all reasonable expenses directly related to moving Tenant, its property and equipment to the new premises and such moving shall be done at such time and in such manner so as to cause the least inconvenience to Tenant; (iii) Landlord shall give to Tenant not less than ninety (90) days' prior written notice of such substitution; (iv) Landlord shall, at its sole cost, improve the new premises with improvements substantially similar to those located in the Leased Premises, and (v) Landlord shall reimburse Tenant for all costs ancillary to such move including but not limited to stationery, business card, changes in websites and other public materials referencing Tenant's address, filing fees for notice to regulatory bodies of the change of address, transition and service fees incurred to ensure a smooth transition of computer hardware and software applications.

22. Certain Rights Reserved To Landlord

Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

A. to change the name or street address of the Building;

B. to install and maintain a sign or signs on the exterior of the Building;

C. to have access for Landlord and the other tenants of the Building to any mail chutes located on the Leased Premises according to the rules of the United States Post Office;

D. to designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the leased premises, subject to any conditions set forth in the Aramark Contract;

E. to retain at all times pass keys to the Leased Premises;

F. to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, other than insurance or insurance related businesses;

G. to close the Building after regular working hours and on the legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; and

H. to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Leased Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Leased Premises or the Building or Landlord's interests, or as may be necessary or desirable in the operation of the Building.

I. to add, remove or modify buildings, roadways, walkways, landscaping, lakes, grading and other improvements in or to the Development.

Landlord may enter upon the Leased Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant's obligations hereunder.

23. Taxes.

A. Landlord agrees to pay all general and special taxes, assessments and governmental charges of any kind and nature whatsoever (collectively "Taxes") lawfully levied against the Property, the Building, and the grounds, parking areas, driveways and alleys around the Building. If for any calendar year applicable to the Term (or any extension of such Term), the Taxes that are due and payable during such calendar year shall exceed the Taxes that were due and payable during the 2011 calendar year (subject to any later adjustments) ("Landlord's Share"), Tenant shall pay to Landlord as additional rent, upon demand at the time the bill for such tax year issues, Tenant's proportionate share of the amount of such excess applicable to each installment less any monthly payments paid by Tenant as provided below for such tax year.

B. During December of each year of the Term or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of amounts payable under subparagraph A above for the ensuing calendar year. On or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent one-twelfth (1/12th) of such estimated amount, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the month after the month in which such notice is given. If at any time it appears to Landlord that the amounts payable under subparagraph A above for the then current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

Within ninety (90) days after the close of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement showing the taxes under subparagraph A above and Tenant's proportionate share thereof. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant. If such statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as Additional Rent, within thirty (30) days after delivery of the statement.

"Tenant's proportionate share" as used in this Lease shall mean a fraction, the numerator of which is the gross leasable area of the Leased Premises and the denominator of which is the gross leasable area contained in the Building, in each case as reasonably determined by Landlord. For purposes hereof the numerator is 30,552 and the denominator is 176,844 and Tenant's "proportionate share" is 17.28%.

C. If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of or in addition to the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building on the Property, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

D. Any payment to be made pursuant to this Paragraph 23 with respect to the real estate tax year in which this Lease commences or terminates shall be prorated.

24. Operating Cost Escalation.

A. If, in any calendar year falling partly or wholly within the Term, Operating Costs (as hereinafter defined) paid or incurred by Landlord shall exceed the Operating Costs for the 2011 calendar year, Tenant shall pay upon demand to Landlord for such year as additional rent Tenant's proportionate share of such excess. Any payment to be made pursuant to this Paragraph 24 with respect to the year in which this Lease commences or terminates shall be prorated.

As used in this Lease, the term "Operating Costs" shall mean any and all expenses, costs and disbursements (other than taxes) of any kind and nature whatsoever incurred by Landlord in connection with the ownership, leasing, management, maintenance, operation, cleaning and repair of the Building or the Property or any improvements situated on the Property (including, without limitation, the costs of maintaining and repairing parking lots, parking structures, and easements, the costs of maintaining, repairing and providing utilities to the Shared

Areas, property management fees, increased interest costs as specified below, salaries, fringe benefits and related costs, for building staff, janitorial services for the Building and Property, waste hauling and disposal, insurance costs of every kind and nature, heating and air conditioning costs, common area utility costs such as electricity, sewer and water charges, the costs of routine repairs, maintenance and decorating, and the Building's or Property's share of costs of the Development, and the Building's or Property's share of the costs payable under the parking garage easement) which Landlord shall pay or become obligated to pay in respect of a calendar year (regardless of when such operating costs were incurred), except the following: (i) costs of alterations of Tenants' premises; (ii) costs of capital improvements, (except that Operating Costs shall include the costs of any capital improvements which are required by any law, code, regulation or ordinance enacted after the Effective Date or which are intended to reduce Operating Costs); (iii) depreciation; (iv) interest and principal payments on mortgages, and other debt costs (but any cost due to an increase in the interest rate over the initial rate on the original long term first lien mortgage shall be included); (v) real estate brokers' leasing commissions or compensation; (vi) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise, and (vii) cost of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant hereunder. Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements made after the date of this Lease which are intended to reduce Operating Costs or which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, shall be included in Operating Costs. The useful life of any such improvement shall be reasonably determined by Landlord. In addition, interest on the undepreciated cost of any such improvement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred) shall also be included in Operating Costs. In the event Landlord elects to self insure, insure with a deductible in excess of $1,000 or obtain insurance coverage in which the premium fluctuates in proportion to losses incurred, then Landlord shall estimate the amount of premium that Landlord would have been required to pay to obtain insurance coverage (or insurance coverage without such provision) with a recognized carrier and such estimated amount shall be deemed to be an Operating Cost. Landlord may, in a reasonable manner, allocate insurance premiums for so-called "blanket" insurance policies which insure other properties as well as the Building and said allocated amount shall be deemed to be an Operating Cost.

In the event during all or any portion of any calendar year the Building is not fully rented and occupied, Landlord may elect to make an appropriate adjustment in Operating Costs for such year, employing sound accounting and management principles, to determine Operating Costs that would have been paid or incurred by Landlord had the Building been fully rented and occupied and the amount so determined shall be deemed to have been Operating Costs for such year.

Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of the Development are contractually allocated among all of the buildings in the Development using methods of allocation that are considered reasonable and appropriate for the circumstances. Tenant hereby consents to such contractual allocations provided that the determination of such costs and the allocation of all or part thereof to Operating Costs hereunder shall be in accordance with generally accepted accounting principles applied on a consistent basis.

B. During December of each year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of amounts payable under subparagraph A above for the ensuing calendar year. On or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent one-twelfth (I!12th) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the month after the month in which such notice is given. If at any time it appears to Landlord that the amounts payable under subparagraph A above for the then current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

Within ninety (90) days after the close of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement showing the Operating Costs under subparagraph A above and Tenant's proportionate share thereof. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant. If such statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent, within thirty (30) days after delivery of the statement.

C. Tenant or its representatives shall have the right to examine Landlord's books and records of Operating Expenses during normal business hours within twenty (20) days following the furnishing of the statement to Tenant. Unless Tenant takes written exception to any item within thirty (30) days following the furnishing of the statement of Tenant, such statement shall be considered as final and accepted by Tenant. The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the statement as delivered by Landlord.

25. Data Center.

Subject to terms and conditions hereof, Tenant shall have shared access to the Data Center located on the 4th floor and operated by Landlord. Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the total Data Center Costs for any calendar year falling partly or wholly within the Term. The "Data Center Costs" shall include all costs and expenses related to the ownership, repairs, maintenance and operation of the Data Center, including, without limitation, the Data Center's proportionate share (based on square footage of Data Center as a percentage of the total square footage of occupied areas of the Building) of the Taxes and insurance costs for the Building, electrical and other utility costs as reasonably allocated to the Data Center by Landlord, the costs of the maintenance and operation of the climate control systems (HVAC) maintenance, fire suppression system and electrical power distribution systems (collectively, the "Systems"), and the costs of any capital repairs or mutually agreed improvements to the portions of the Building elements and/or Systems that exclusively serve the Data Center and that are shared or benefit both Landlord and Tenant, provided that such capital repairs, replacements and improvements shall be amortized over the useful life (in accordance with GAAP) and only the amortized costs of such capital repairs, replacements and improvements shall be included as Data Center Costs. The Data Center Costs shall be calculated separately by Landlord and included as a separate charge either on the statement of Operating Costs or by separate invoice and shall be paid by Tenant in the same manner as the Operating Costs, however, Tenant shall be responsible for fifty (50%) of the entire portion of the Data Center Costs (not just increases over a base year). Any payment to be made pursuant to this Paragraph 25 with respect to the year in which this Lease commences or terminates shall be prorated. Landlord, at its sole discretion, shall have the right to allow other tenants or occupants of the Building to utilize the Data Center and in such event the percentage of Data Center Costs to be shared by Tenant, Landlord and the other users shall be prorated on a basis that is mutually agreed upon by Landlord and Tenant.

26. Exhibits.

The Exhibits attached hereto shall form part of this Lease as if the same were embodied herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED 22nd DAY OF MAY , 2012

LANDLORD:

150 NORTHWEST POINT LLC

By: TOPCO ASSOCIATES
Its SOLE MEMBER

By:         /s/ Thomas Frey
Name:        Thomas Frey
Title:        Senior Vice President & CFO

TENANT:

AMERICAN SERVICE INSURANCE COMPANY, Inc., an Illinois corporation

By:         /s/ Scott D. Wollney
Name:         Scott D. Wollney
Title:        President & CEO

EXHIBIT A

LEASED PREMISES

(to be attached)

EXHIBIT B

PROPERTY

DESCRIPTION OF LAND

PARCEL 1:

LOT 1 IN THE FINAL PLAT OF RESUBDIVISION OF LOT 7 IN THE PARK AT NORTHWEST POINT, BEING A SUBDIVISION OF PART OF THE NORTHEAST 1/4 OF SECTION 2I, TOWNSHIP 4I NORTH, RANGE II EAST OF THE THIRD PRINCIPAL MERIDIAN ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 6, 2001 AS DOCUMENT 00 I 0828531, IN COOK COUNTY, ILLINOIS.

PARCEL2:

PERPETUAL EASEMENTS IN FAVOR OF PARCEL 1 NOTED IN THE DECLARATION OF COVENANTS, EASEMENTS AND RESTRICTIONS RECORDED ON OCTOBER 15, 200I AS DOCUMENT NUMBER 0010957201, AS AMENDED BY FIRST AMENDMENT RECORDED AS DOCUMENT NO. OOII148327, SECOND AMENDMENT DATED OCTOBER 3I, 2003, THIRD AMENDMENT RECORDED AS DOCUMENT NO. 06I2222161, MADE BY PNWP, LLC, A COLORADO LIMITED LIABILITY COMPANY, FOR THE FOLLOWING PURPOSES ON THE REAL PROPERTY AS DEFINED THEREIN:

(I) NON-EXCLUSIVE EASEMENT FOR VEHICULAR AND PEDESTRIAN ACCESS, INGRESS AND EGRESS ON, OVER AND ACROSS THOSE PORTIONS OF ANY PRIVATE ROADS OR DRIVES AND WALKWAYS AS SET FORTH THEREIN;

(II) NON-EXCLUSIVE EASEMENT FOR ACCESS, INGRESS AND EGRESS BY EMERGENCY VEHICLES AND PERSONNEL ON, OVER AND ACROSS PRIVATE ROADS OR DRIVES OVER THE BUILDING 50 PROPERTY, SUBJECT TO ANY RELOCATION RIGHTS DESCRIBED THEREIN;

(III) NON-EXCLUSIVE EASEMENT FOR UTILITIES ON, OVER AND THROUGH THE BUILDING 50 PROPERTY, AND FOR THE USE, MAINTENANCE, REPAIR AND REPLACEMENT OF SUCH UTILITIES, AND EACH OWNER AGREES FOR THE BENEFIT OF EACH OTHER OWNER TO GRANT SUCH UTILITY EASEMENTS;

(IV) EXCLUSIVE EASEMENT FOR VEHICULAR PARKING ON, OVER AND ACROSS 20I PARKING SPACES IN THE COMMON GARAGE AND 15 SPACES OF SURFACE PARKING ON THE BUILDING 50 PROPERTY;

(V) NON-EXCLUSIVE EASEMENT WITH RESPECT TO THE BUILDING 50 PROPERTY GENERALLY ON AND OVER THE AREA SHOWN ON THE SITE PLAN AS THE COMMON GARAGE TO CONSTRUCT, USE, OPERATE, MAINTAIN, REBUILD, AND REPLACE THE COMMON GARAGE IN ACCORDANCE WITH THE TERMS OF THE DECLARATION;

(VI) NON-EXCLUSIVE EASEMENT FOR THE PURPOSE OF PASSING STORM WATER DRAINAGE FROM THE BUILDING 150 PROPERTY ON SURFACE OR OVER AND THROUGH THE STORM DRAINAGE PIPES AND SYSTEM NOW OR HEREAFTER CONSTRUCTED ON THE BUILDING 50 PROPERTY AND THE RIGHT TO ENTER ONTO THE BUILDING 50 PROPERTY TO CONSTRUCT AND REPLACE THE NECESSARY STORM DRAINAGE PIPES AND SYSTEM TO CARRY SUCH WATER;

(VII) NON-EXCLUSIVE EASEMENT TO USE AND MAINTAIN TRASH DUMPSTERS AND RELATED EQUIPMENT ON THE BUILDING 50 PROPERTY;

(VIII) NON-EXCLUSIVE EASEMENT FOR THE USE OF THE BUILDING 150 LOADING SPACES LOCATED ON THE BUILDING 50 PROPERTY.

PARCEL 3:

PERPETUAL, NON-EXCLUSIVE EASEMENT IN FAVOR OF PARCEL I NOTED IN THE DECLARATION OF COVENANTS, EASEMENTS AND RESTRICTIONS DATED DECEMBER 30, 1982 RECORDED ON FEBRUARY 3, 1983 AS DOCUMENT NUMBER 26495247, AS AMENDED BY FIRST AMENDMENT RECORDED AS DOCUMENT NO. 88197029, SECOND AMENDMENT RECORDED AS DOCUMENT NO. 98240102, THIRD AMENDMENT REOCRDED AS DOCUMENT NO. 98240102, ASSIGNMENT AND ASSUMPTION TO MGA DEVELOPMENT ASSOCIATES, L.P. RECORDED AS DOCUMENT NO. 98240104 AND DESIGNATION OF BUILDING SITE RECORDED AS DOCUMENT NO. 0011148328, BY LASALLE NATIONAL BANK, NOT PERSONALLY OR INDIVIDUALLY, BUT AS TRUSTEE UNDER TRUST AGREEMENT DATED MARCH 5, 1980 AND KNOWN AS TRUST NO. 102000, FOR THE FOLLOWING PURPOSES ON THE REAL PROPERTY AS DEFINED THEREIN:

FOR INGRESS AND EGRESS OVER, UNDER, ACROSS, IN AND UPON THE PROPERTY AND TO PROVIDE REASONABLE AND NECESSARY ACCESS TO COMMON PROPERTIES AND FOR THE PURPOSE OF PERFORMING THE CONSTRUCTION, INSTALLATION, MAINTENANCE, OR REPAIR OF SUCH COMMON PROPERTIES AND THE RIGHT TO USE AND ENJOY THE COMMON PROPERTIES.

PARCEL 4:

PERPETUAL, NON-EXCLUSIVE EASEMENT IN FAVOR OF PARCEL I NOTED IN AN EASEMENT AGREEMENT DATED SEPTEMBER 10, 1987 AND RECORDED SEPTEMBER 11, 1987 AS DOCUMENT NO. 87499181 BY AND BETWEEN LASALLE NATIONAL BANK, AS TRUSTEE UNDER THE PROVISIONS OF A TRUST AGREEMENT DATED MARCH 15, 1980 AND KNOWN AS TRUST NO. 102000, LASALLE NATIONAL BANK, AS TRUSTEE UNDER THE PROVISIONS OF A TRUST AGREEMENT DATED OCTOBER 28, 1983 AND KNOWN AS TRUST NO. 107201 AND NORTHWEST POINT ASSOCIATION, AN ILLINOIS NOT-FOR-PROFIT CORPORATION, FOR THE FOLLOWING PURPOSES AS DEFINED THEREIN:

FOR DEVELOPMENT, CONSTRUCTION, INSTALLATION, MAINTENANCE, REPLACEMENT AND REPAIR OF LANDSCAPING AND RELATED IMPROVEMENTS (INCLUDING, WITHOUT LIMITATION, SPRINKLER SYSTEMS) AND INGRESS AND EGRESS TO THE EASEMENT PARCEL.

PINs: 08-21-202-082-0000

Address: 150 Northwest Point Boulevard, Elk Grove Village, Illinois

Exhibit C

Form of Letter of Credit

150 Northwest Point, LLC
7711 Gross Point Road
Skokie, IL 60077-2697
ATTN: Ray Nicholus

150 Northwest Point, LLC:

DATE OF EXPIRATION: _________, 2013

We hereby open our Irrevocable Standby Letter of Credit in your favor available by your drafts drawn on NAME OF TENANT'S BANK at sight for any sums not exceeding in total FOUR HUNDRED EIGHTY FIVE THOUSAND AND N0/100 ($485,000.00) U.S. Dollars for account of American Service Insurance Company, Inc. Drafts must be accompanied solely by Beneficiary's written statement on its letterhead signed by a purported officer reading: "American Service Insurance Company, Inc. has failed to comply with one or more of the terms and conditions of the Lease Agreement between American Service Insurance Company, Inc., as Tenant, and 150 Northwest Point, LLC, as landlord, for the premises leased to such Tenant located at 150 Northwest Point Boulevard, Elk Grove Village, Illinois."

We hereby engage with you that draft(s) drawn under and in compliance with the terms of this credit will be duly honored at time of presentation and delivery of documents as specified at this office on or before the EXPIRATION DATE, or any extended EXPIRATION DATE if applicable.

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one year from the present or any future EXPIRATION DATE unless at least sixty (60) days prior to such EXPIRATION DATE, we notifY you in writing by certified mail or express courier that we elect not to renew this Letter of Credit for any such additional one year period. In the event that we elect not to renew this Letter of Credit and American Service Insurance Company, Inc. does not provide Beneficiary with a replacement letter of credit on the same terms and conditions as this Letter of Credit then Beneficiary may draw on this Letter of Credit in the manner set forth in paragraph 1 herein.

Notwithstanding any provision of the Uniform Customs and Practice for Documentary Credits, 2007 Revision, ICC publication No. 600 (including Articles 29 and 36), if this office is for any reason (including without limitation a force majeure event or otherwise) closed on the last business day for presentation hereunder, then the EXPIRATION DATE is automatically extended to the day occurring thirty (30) days after this office re-opens for business. Until this office shall re-open for business: (i) we may authorize another reasonable place in the United States for presentation, by notice to you in writing by certified mail or express courier, at which you may draw upon this Letter of Credit, in which case the EXPIRATION DATE shall be no later than 30 days after your receipt of such notice, or (ii) you may elect, at your option, to draw upon this Letter of Credit at any office of the NAME OF TENANT'S BANK in the United States at which letters of credit are issued or at the NAME OF TENANT'S BANK chief executive office in the United States.

Draft(s) must be marked "Drawn on NAME OF TENANT'S BANK Irrevocable Standby Letter of Credit No. XXXXXX."

Partial Drawings are Allowed.

This credit is subject to the "Uniform Customs and Practice for Documentary Credits, 2007 Revision, ICC publication No. 600"